                                                       Registration No.


      As filed with the Securities and Exchange Commission on May 8, 1998

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                          Amendment No. 2 to Form S-8
                            Registration Statement
                       Under the Securities Act of 1933

                                 -------------

                              CROWN VANTAGE INC.
            (exact name of registrant as specified in its charter)

          Virginia                                                54-1752384
(State or other jurisdiction of                                (I.R.S. Employer
Incorporation or organization)                               Identification No.)

                              300 Lakeside Drive
                                  14th Floor
                           Oakland, California 94612
             (Address of Principal Executive Offices and Zip Code)
                                 _____________

                              CROWN VANTAGE INC.
                           1995 INCENTIVE STOCK PLAN
                           (Full title of the plan)


                               Ernest S. Leopold
                              Crown Vantage Inc.
                              300 Lakeside Drive
                                  14th Floor
                              Oakland, CA  94612
                                 510-874-3400
           (Name, address and telephone number of agent for service)
                                 _____________

     The securities covered by this registration statement will be issued to employees of Crown Vantage Inc. and its subsidiaries from time to time pursuant to the Crown Vantage Inc. 1995 Incentive Stock Plan, as amended and restated (the "Plan").

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                            Amount to be     Proposed maximum offering     Proposed maximum          Amount of
Title of Securities to be registered         Registered          price per share        aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                    300,000               $9.4375                   $2,831,250              $835.22 (a)
Rights to Purchase Series A Cumulative        300,000               N/A                       N/A                     N/A
Participating Preferred Stock, no par value
-----------------------------------------------------------------------------------------------------------------------------------

     (a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h), based upon the average of the high and low prices of the common stock reported in the NASDAQ National Market System on May 4, 1998, because the exercise price of the options to be granted in the future is not currently determinable.
     (b) The Rights to Purchase Series A Cumulative Participating Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such Common Stock.

                                    PART II

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by Crown Vantage Inc. ("Crown Vantage" or the "Company") with the Commission (File No. 1-13868) and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the period ended December 28, 1997;

     (b) The description of the Common Stock and the Rights included in Amendment No. 2 to the Company's Registration Statement (Registration No. 1-13868) on Form 10/A dated August 18, 1995, under the heading "Description of Capital Stock;"

     (c) The Company's Registration Statement on Form S-8 filed with the Commission on September 12, 1995 (File No. 33-96854);

     (d) The Company's Registration Statement on Amendment No. 1 to Form S-8 filed with the Commission on August 1, 1996 (File No. 333-09361);

     (e) The Company's Current Report on Form 8-K dated March 25, 1998.

     (f) The Company's Current Report on Form 8-K dated June 25, 1996.

     (g)  The Company's Current Report on Form 8-K/A dated June 28, 1996.

     (h)  The Company's Current Report on Form 8-K dated May 11, 1998.

     All documents filed by Crown Vantage Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                                  Amendments

     1. The amount of common stock to be issued under the Plan has been increased by 300,000, to a total of 1,700,000 shares.

     2. The amount of Rights to purchase Series A Cumulative Participating Preferred Stock to be issued under the Plan has been increased by 300,000, to a total of 1,700,000 Rights.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, Crown Vantage Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California on the 5th day of May, 1998.

                                         CROWN VANTAGE INC.


                                         By:  /s/ Ernest S. Leopold
                                             ----------------------------
                                                Ernest S. Leopold
                                                Chairman, and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.


Signature                                   Title                                Date
---------                                   -----                                ----

 /s/ Ernest S. Leopold                      Chairman,                              May 5, 1998
------------------------
Ernest S. Leopold                           Chief Executive Officer
                                            and Director
                                            (Principal Executive
                                            Officer)


 /s/ R. Neil Stuart                         Senior Vice President,                 May 5, 1998
------------------------
R. Neil Stuart                              Chief Financial Officer
                                            (Principal Financial
                                            Officer)


 /s/ Michael J. Hunter                      Vice President,                        May 5, 1998
------------------------
Michael J. Hunter                           Chief Accounting Officer
                                            (Principal Accounting
                                            Officer)


   *                                        Director                               May 5, 1998
------------------------
George B. James


   *                                        Director                               May 5, 1998
------------------------
Joseph T. Piemont


   *                                        Director                               May 5, 1998
------------------------
E. Lee Showalter


   *                                        Director                               May 5, 1998
------------------------
William D. Walsh


                                            Director                               May 5, 1998
------------------------
James S. Watkinson


   *                                        Director                               May 5, 1998
------------------------
Donna L. Weaver


*By: /s/ Christopher M. McLain                                                     May 5, 1998
    ---------------------------
     Christopher M. McLain
     Senior Vice President
     Attorney-in-fact

EXHIBIT INDEX
-------------

Exhibit
Number       Description
-------      -----------
4.1          Crown Vantage Inc. 1995 Incentive Stock Plan, (incorporated by reference to Exhibit 10.28 to the Crown Paper Co. Registration
             Statement No. 33-93494 on Form S-1 filed with the Commission on
             June 15, 1995 and all amendments thereto).

4.2 Amendment No. 1 to the Crown Vantage Inc. 1995 Incentive Stock Plan (incorporated by reference to Exhibit 99 to the Crown Vantage Inc. quarterly report on Form 10-Q for the quarter ended September 29,
             1996).

4.3 Amendment No. 2 to the Crown Vantage Inc 1995 Incentive Stock Plan dated May 5, 1998.

4.4 Articles of Incorporation of Crown Vantage Inc., as amended (incorporated by reference to Exhibit 3.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.5 Articles of Amendment to the Articles of Incorporation dated May 13, 1996 and July 31, 1996 (incorporated by reference to Exhibit 3(iii) to Crown Vantage Inc.'s report on Form 10-Q/A for the quarter ended June 30,1996, and to Exhibit 3(i) to Crown Vantage Inc.'s report on Form 10-Q for the quarter ended June 30, 1996).

4.6          Restated Bylaws of Crown Vantage Inc. (incorporated by reference to
             Exhibit 3(ii) to Crown Vantage Inc.'s quarterly report on Form 10-Q for the quarter ended September 29, 1996).

4.7          Rights Agreement dated August 15, 1995, between Crown Vantage Inc.
             and Norwest Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

5            Opinion of Christopher M. McLain.

23.1         Consent of Coopers & Lybrand, L.L.P.

23.2         Consent of Ernst & Young, LLP.

23.3         Consent of Christopher M. McLain (included in Exhibit 5).

24.          Power of Attorney.